FOR IMMEDIATE RELEASE

Contact:
Michael DeVeau
Chief Investor Relations and Communications Officer
212.708.7164
Michael.DeVeau@iff.com

IFF Reports Fourth Quarter and Full Year 2020 Results

Ended 2020 with improved Q4 sales momentum; Solid start to 2021

Completed transformational combination on February 1st to create new industry leader

NEW YORK, N.Y., (February 10, 2021) - International Flavors & Fragrances Inc. (NYSE: IFF) reported financial results for the fourth quarter and full year ended December 31, 2020.

Fourth Quarter 2020 Consolidated Summary:

Reported (GAAP)			Adjusted (Non-GAAP)[1]
Sales	Operating Profit	EPS	Sales	Operating Profit	EPS	EPS ex Amortization
$1.3 B	$101 M	$0.57	$1.3 B	$156 M	$0.99	$1.32

Full Year 2020 Consolidated Summary:

Reported (GAAP)			Adjusted (Non-GAAP)[1]
Sales	Operating Profit	EPS	Sales	Operating Profit	EPS	EPS ex Amortization
$5.1 B	$566 M	$3.21	$5.1 B	$730 M	$4.38	$5.70

¹ Schedules at the end of this release contain reconciliations of reported GAAP to non-GAAP metrics.

Management Commentary
"I'm pleased to say that we ended 2020 and started 2021 with positive momentum amid the continued challenges of the pandemic," said IFF Chairman and CEO Andreas Fibig. "This performance is a direct testament to the diversity of our portfolio, the essential nature of our products, and the resiliency of our global teams. Our return to comparable currency neutral sales growth this quarter gives us confidence that we can generate strong value creation for our shareholders going forward."

IFF Executive Vice President and CFO, Rustom Jilla commented, “The resiliency of our business was apparent in our robust cash flow for the year, which allowed us to continue to reduce our net debt while also increasing our dividend. Our guidance for 2021 reflects the strength of our enhanced platform, our expectation that the pandemic will subside in the second half, and our rigorous focus on execution. As such, we expect to deliver 2021 results that are meaningfully better than 2020 - with broad-based top and bottom-line improvements.”

Mr. Fibig continued, "I'm proud that we have completed our transformational combination to become a new industry leader. Now the work to create shareholder value by executing IFF’s core business objectives and realizing our synergy plans truly begins. I'm excited for the potential of our company as our future is bright and we are well-positioned to seize the opportunities ahead to deliver profitable growth for years to come."

Fourth Quarter 2020 Consolidated Financial Results
•Reported net sales for the fourth quarter totaled $1.27 billion, a decrease of 1% from $1.28 billion in 2019. Currency neutral sales decreased 2%, including an approximately 4 percentage point negative impact associated with an additional week of sales, or a 53rd week, in the fourth quarter of 2019. Excluding this impact, currency neutral sales grew 2%.
•Reported operating profit for the fourth quarter was $100.6 million versus $116.8 million reported in 2019. Excluding those items that affect comparability, adjusted operating profit ex amortization for the fourth quarter was $203.5 million versus $222.7 million in the year-ago period.
•Reported earnings per share (EPS) for the fourth quarter was $0.57 per diluted share versus $0.70 per diluted share reported in 2019. Excluding those items that affect comparability, adjusted EPS ex amortization was $1.32 per diluted share in 2020 versus $1.46 in the year-ago period.

Fourth Quarter 2020 Segment Summary: Growth vs. Prior Year

	Reported (GAAP)		Currency Neutral (Non-GAAP)
	Sales	Segment Profit	Sales	Segment Profit
Scent	5%	4%	3%	0%
Taste	(4)%	(9)%	(5)%	(10)%

Scent Business Unit
•On a reported basis, sales increased 5% to $504.2 million, or 3% on a currency neutral basis, with growth in nearly all regions and most categories. Excluding the impact of the 53rd week, Scent increased high-single digits both on a reported and currency neutral basis. Performance was strongest in Consumer Fragrance driven by strong growth in Home Care & Personal Wash. Fine Fragrance returned to growth led by new wins in North America and Europe. Fragrance Ingredients was solid driven by double-digit growth in Cosmetic Actives.
•Scent segment profit increased 4% on a reported basis and was flat on a currency neutral basis as benefits of volume growth, productivity initiatives and disciplined cost management were offset by higher incentive compensation expense and the absence of the Brazil Tax Recovery that was recorded in the year-ago period.

Taste Business Unit
•On a reported basis, sales decreased 4% to $765.9 million, or 5% on a currency neutral basis. Excluding the impact of the 53rd week, Taste declined low-single digits as Food Service continued to experience pressure, declining double-digits on a reported and currency neutral basis. The rest of the portfolio, excluding Food Service, was solid excluding the impact of the 53rd week, growing low single-digits on a reported and currency neutral basis. From a geographic perspective, North America continued to outperform, while EAME, Latin America and Greater Asia continued to be impacted by COVID-19.
•Taste segment profit decreased 9% on a reported basis and decreased 10% on a currency neutral basis as acquisition-related savings and productivity were more than offset primarily by volume declines.

Full Year 2020 Consolidated Financial Results
•Reported net sales for the full year totaled $5.08 billion, a decrease of 1% from $5.14 billion in 2019. Currency neutral sales remained constant, or increased 1% excluding the impact of the 53rd week in 2019, led by low-single digit growth in Scent.
•Reported operating profit for the full year was $566.5 million versus $665.3 million reported in 2019. Excluding those items that affect comparability, adjusted operating profit ex amortization for the full year was $922.3 million versus $986.2 million in the year-ago period.
•Reported earnings per share (EPS) for the full year was $3.21 per diluted share versus $4.00 per diluted share reported in 2019. Excluding those items that affect comparability, adjusted EPS ex amortization was $5.70 per diluted share in 2020 versus $6.17 in the year-ago period.

Full Year 2020 Segment Summary: Growth vs. Prior Year

	Reported (GAAP)		Currency Neutral (Non-GAAP)
	Sales	Segment Profit	Sales	Segment Profit
Scent	2%	2%	3%	3%
Taste	(3)%	(10)%	(2)%	(8)%

Scent Business Unit
•On a reported basis, sales increased 2%, or $34.9 million, to $2.0 billion. Currency neutral sales increased 3%, or 4% excluding the impact of the 53rd week, with Consumer Fragrance increasing high single-digits on both a reported and currency neutral basis. Fine Fragrance declined mid-teens on a reported and currency neutral basis due to the temporary disruptions of consumer access to retail markets related to COVID-19. Fragrance Ingredients improved low single-digits on a reported basis and was flat on a currency neutral basis as a double-digit performance in Cosmetic Actives was offset by the internal prioritization of ingredients to support Fragrance Compounds in light of COVID-19.
•Scent segment profit increased 2% on a reported basis and increased 3% on a currency neutral basis led primarily by the benefits of volume growth and productivity initiatives.

Taste Business Unit
•On a reported basis, sales decreased 3%, or $90.7 million, to $3.1 billion. Currency neutral sales decreased approximately 2%, or 1% excluding the impact of the 53rd week, as Food Service declined double-digits on a reported and currency neutral basis due to COVID-19. The rest of the portfolio excluding Food Service was solid, growing low single-digits on a currency neutral basis and flat on a reported basis. From a geographic perspective, North America was strong, while EAME, Latin America and Greater Asia were pressured by the COVID-19 pandemic.
•Taste segment profit decreased 10% on a reported basis and 8% on a currency neutral basis as productivity and integration-related synergies were more than offset primarily by a sales volume decline.

2021 Financial Guidance
The Company provides guidance on a non-GAAP basis as it cannot predict certain elements which are included in reported GAAP results.

For the full year 2021, the Company expects:
•Pro-forma (giving effect to the N&B transaction) sales to be approximately $11.5 billion, including approximately $507 million in sales for N&B in January 2021
•Pro-forma (giving effect to the N&B transaction) adjusted EBITDA margin to be approximately 23.2%

2020 Pro-Forma Results
On a combined basis, full year 2020 pro-forma (giving effect to the N&B transaction) sales were approximately $11,143 million, with a full year 2020 pro-forma adjusted EBITDA margin of approximately 22.1%.

A copy of the Company’s Annual Report on Form 10-K will be available on its website at www.iff.com or at www.sec.gov by March 2, 2021.

Audio Webcast
A live webcast to discuss the Company’s fourth quarter and full year 2020 financial results will be held on February 11, 2021, at 10:00 a.m. ET. The webcast and accompanying slide presentation may be accessed on the Company's IR website at ir.iff.com. For those unable to listen to the live webcast, a recorded version will be made available on the Company's website approximately one hour after the event and will remain available on IFF’s website for one year.
Cautionary Statement Under The Private Securities Litigation Reform Act of 1995

This press release includes “forward-looking statements” under the Federal Private Securities Litigation Reform Act of 1995, including statements regarding the expected impact of the COVID-19 pandemic on the Company’s near term results, expectations regarding sales and profit for the fourth quarter of 2020, the volatility of the economic environment and uncertainty about the duration and impact of the COVID-19 pandemic; revenue from its categories with retail channel exposure, such as Fine Fragrance and Food Service; the expected impact of the COVID-19 pandemic on the global economy; the Company’s ability to manage through the COVID-19 pandemic and to mitigate the near-term impact; the Company’s expectations regarding growth in the Taste segment in the medium-term; and the Company’s expectations regarding the combination with N&B. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission (“SEC”) filings, including the Company’s Annual Report on Form 10-K filed with the SEC on March 3, 2020, Quarterly Report on Form 10-Q filed with the SEC on May 11, 2020, Quarterly Report on Form 10-Q filed with the SEC on August 10, 2020 and subsequent filings with the SEC. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. With respect to the Company’s expectations regarding these statements, such factors include, but are not limited to: (1) the effect of economic conditions in the industries and markets in which IFF operates in the U.S. and globally and any changes therein, including financial market conditions, fluctuations in commodity prices, interest rates and foreign currency exchange rates, levels of end market demand, the impact of weather conditions, natural disasters, public health issues, epidemics and pandemics, including the novel coronavirus (COVID-19), or the fear of such events, and the financial condition of IFF’s customers and suppliers; (2) the risks to the Company’s business from the COVID-19 pandemic, including operational risks, supply chain risks, and customer related-risks; (3) risks related to the integration of the Frutarom business and/or the combination with N&B, including whether the Company will realize the benefits anticipated from the acquisitions in the expected time frame; (4) unanticipated costs, liabilities, charges or expenses resulting from the Frutarom acquisition and/or the combination with N&B; (5) the integration of IFF and its Frutarom business and/or N&B being more difficult, time consuming or costly than expected; (6) customer loss and business disruption being greater than expected following the combination with N&B; (7) potential litigation relating to the combination with N&B that could be instituted against DuPont, IFF or their respective directors, (8) risks associated with third party contracts containing consent and/or other provisions that may be triggered by the combination with N&B; (9) the impact of the outcome of legal claims, regulatory investigations and litigation; (10) the risk that N&B and IFF incurred significant indebtedness in connection with the combination, and the degree to which IFF is leveraged following completion of the combination may materially and adversely affect its business, financial condition and results of operations; (11) the increase in the Company’s leverage resulting from the additional debt incurred to pay a portion of the consideration for Frutarom and its impact on the Company’s liquidity and ability to return capital to its shareholders; (12) the Company’s ability to successfully market to its expanded and decentralized Taste and Frutarom customer base; (13) the Company’s ability to effectively compete in its market and develop and introduce new products that meet customers’ needs; (14) the Company’s ability to successfully develop innovative and cost-effective products that allow customers to achieve their own profitability expectations; (15) the impact of a disruption in the Company’s manufacturing operations; (16) the impact of a disruption in the Company’s supply chain, including the inability to obtain ingredients and raw materials from third parties; (17) volatility and increases in the price of raw materials, energy and transportation; (18) the Company’s ability to comply with, and the costs associated with compliance with, regulatory requirements and industry standards, including regarding product safety, quality, efficacy and environmental impact; (19) the impact of any failure or interruption of the Company’s key information technology systems or a breach of information security; (20) the Company’s ability to react in a timely and cost-effective manner to changes in consumer preferences and demands; (21) the Company’s ability to establish and manage collaborations, joint ventures or partnership that lead to development or commercialization of products; (22) the Company’s ability to benefit from its investments and expansion in emerging markets; (23) the impact of currency fluctuations or devaluations in the principal foreign markets in which it operates; (24) economic, regulatory and political risks associated with the Company’s international operations; (25) the impact of global economic uncertainty on demand for consumer products; (26) the inability to retain key personnel; (27) the Company’s ability to comply with, and the costs associated with compliance with, U.S. and foreign environmental protection laws; (28) the Company’s ability to realize the benefits of its cost and productivity initiatives; (29) the Company’s ability to successfully manage its working capital and inventory balances; (30) the impact of the failure to comply with U.S. or foreign anti-corruption and anti-bribery laws and regulations, including the U.S. Foreign Corrupt Practices Act; (31) the Company’s ability to protect its intellectual property rights; (32) the impact of the outcome of legal claims, regulatory investigations and litigation; (33) changes in market conditions or governmental regulations relating to the Company’s pension and postretirement obligations; (34) the impact of future impairment of the Company’s tangible or intangible long-lived assets; (35) the impact of changes in federal, state, local and international tax legislation or policies, including the Tax Cuts and Jobs Act, with respect to transfer pricing and state aid, and adverse results of tax audits, assessments, or disputes; (36) the effect of potential government regulation on certain product development initiatives, and restrictions or costs that may be imposed on the Company or its operations as a result; and (37) the impact of the United Kingdom’s departure from the European Union. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on the Company’s business. Accordingly, the Company undertakes no obligation to publicly revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financial Measures
We provide in this press release non-GAAP financial measures, including: (i) currency neutral sales; (ii) adjusted operating profit; (iii) adjusted operating profit ex amortization; (iv) adjusted EPS; and (v) adjusted EPS ex. amortization. Our non-GAAP financial measures are defined below.
Currency Neutral metrics eliminate the effects that result from translating international currency to U.S. dollars. We calculate currency neutral numbers by comparing current year results to the prior year results restated at exchange rates in effect for the current year based on the currency of the underlying transaction.
Adjusted Operating Profit excludes the impact of operational improvement initiatives, Frutarom integration related costs, restructuring and other charges, net, losses (gains) on sale of assets, employee separation costs, FDA mandated product recall, Frutarom acquisition related costs, compliance review & legal defense costs, N&B transaction related costs and N&B integration related costs ("Operating Profit Items Impacting Comparability").

Adjusted Operating Profit ex. Amortization excludes the impact of Items Impacting Comparability and the amortization of acquisition related intangible assets.

Adjusted EPS excludes the impact of operational improvement initiatives, acquisition related costs, Frutarom integration related costs, restructuring and other charges, net, losses (gains) on sale of assets, employee separation costs, FDA mandated product recall, pension settlement, Frutarom acquisition related costs, compliance review & legal defense costs, N&B transaction related costs, N&B integration related costs and redemption value adjustment to EPS (often referred to as “Items Impacting Comparability”).

Adjusted EPS ex. Amortization excludes the impact of Items Impacting Comparability and the amortization of acquisition related intangible assets.
These non-GAAP measures are intended to provide additional information regarding our underlying operating results and comparable year-over-year performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. In discussing our historical and expected future results and financial condition, we believe it is meaningful for investors to be made aware of and to be assisted in a better understanding of, on a period-to-period comparable basis, financial amounts both including and excluding these identified items, as well as the impact of exchange rate fluctuations. These non-GAAP measures should not be considered in isolation or as substitutes for analysis of the Company’s results under GAAP and may not be comparable to other companies’ calculation of such metrics.
In the fourth quarter of fiscal year 2018, we began including Adjusted EPS ex. Amortization as a key non-GAAP financial measure of our business. Full amortization expense of intangible assets acquired in connection with acquisitions will be excluded from Adjusted EPS ex. Amortization calculation. The exclusion of amortization expense allows comparison of operating results that are consistent over time for newly and long-held businesses and with both acquisitive and non-acquisitive peer companies. We believe this calculation will provide a more accurate presentation in this and in future periods in the event of additional acquisitions. Further, this allows the investors to evaluate and understand operating trends excluding the impact on operating income and earnings per diluted share. In addition, the Frutarom acquisition related costs and N&B transaction related costs have been separated from costs related to prior acquisitions. The Frutarom acquisition related costs and N&B transaction related costs represent a significant balance and we believe this amount should be shown separately to provide an accurate presentation of the acquisition related costs. Our GAAP results and GAAP metrics do not change, and this change has no effect on day to day business operations, or how we manage our business.

Welcome to IFF
At IFF (NYSE: IFF), an industry leader in food, beverage, health, biosciences and sensorial experiences, science and creativity meet to create essential solutions for a better world – from global icons to unexpected innovations and experiences. With the beauty of art and the precision of science, we are an international collective of thinkers who partners with customers to bring scents, tastes, experiences, ingredients and solutions for products the world craves. Together, we will do more good for people and planet. Learn more at iff.com, Twitter , Facebook, Instagram, and LinkedIn.

International Flavors & Fragrances Inc.
Consolidated Income Statement
(Amounts in thousands except per share data)
(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2020	2019	% Change	2020	2019	% Change
Net sales	$1,270,073	$1,283,769	(1)%	$5,084,239	$5,140,084	(1)%
Cost of goods sold	756,343	781,607	(3)%	2,998,373	3,027,336	(1)%
Gross profit	513,730	502,162	2%	2,085,866	2,112,748	(1)%
Research and development expenses	100,038	85,637	17%	356,863	346,128	3%
Selling and administrative expenses	254,192	242,004	5%	948,833	876,121	8%
Restructuring and other charges, net	8,996	7,350	22%	17,295	29,765	(42)%
Amortization of acquisition-related intangibles	47,685	49,132	(3)%	192,607	193,097	—%
Losses (gains) on the sale of fixed assets	2,216	1,231	80%	3,784	2,367	60%
Operating profit	100,603	116,808	(14)%	566,484	665,270	(15)%
Interest expense	32,756	35,559	(8)%	131,802	138,221	(5)%
Other expense (income), net	(11,451)	(15,278)	(25)%	(6,689)	(30,403)	(78)%
Income before taxes	79,298	96,527	(18)%	441,371	557,452	(21)%
Taxes on income	12,734	16,150	(21)%	73,999	97,184	(24)%
Net income	66,564	80,377	(17)%	367,372	460,268	(20)%
Net (loss) income attributable to noncontrolling interest	(1,025)	(3,166)	(68)%	4,144	4,395	(6)%
Net income attributable to IFF	67,589	83,543	(19)%	363,228	455,873	(20)%

Net income per share - basic (1)	$0.57	$0.71		$3.25	$4.05
Net income per share - diluted (1)	$0.57	$0.70		$3.21	$4.00

Average number of shares outstanding - basic	112,204	112,003		112,162	111,966
Average number of shares outstanding - diluted	113,630	113,472		113,630	113,307

(1) Net income per share reflects adjustments related to the redemption value of certain redeemable noncontrolling interests.
NMF Not meaningful

International Flavors & Fragrances Inc.
Condensed Consolidated Balance Sheet
(Amounts in thousands)
(Unaudited)

	December 31,
	2020	2019
Cash, cash equivalents and restricted cash	$656,836	$623,945
Receivables	929,342	876,197
Inventories	1,131,856	1,123,068
Other current assets	341,765	319,334
Total current assets	3,059,799	2,942,544

Property, plant and equipment, net	1,458,185	1,386,920
Goodwill and other intangibles, net	8,320,427	8,349,531
Other assets	717,260	608,416
Total assets	$13,555,671	$13,287,411

Short term borrowings	$634,159	$384,958
Other current liabilities	1,269,567	1,167,232
Total current liabilities	1,903,726	1,552,190

Long-term debt	3,779,359	3,997,438
Non-current liabilities	1,451,999	1,409,192

Redeemable noncontrolling interests	97,552	99,043

Shareholders' equity	6,323,035	6,229,548
Total liabilities and shareholders' equity	$13,555,671	$13,287,411

International Flavors & Fragrances Inc.
Consolidated Statement of Cash Flows
(Amounts in thousands)
(Unaudited)

	Year Ended December 31,
	2020	2019
Cash flows from operating activities:
Net income	$367,372	$460,268
Adjustments to reconcile to net cash provided by operations:
Depreciation and amortization	325,360	323,330
Deferred income taxes	(67,718)	(59,279)
(Gains) losses on sale of assets	3,784	2,367
Stock-based compensation	35,798	34,482
Pension contributions	(24,227)	(23,714)
Changes in assets and liabilities, net of acquisitions:
Trade receivables	(60,979)	59,555
Inventories	17,924	(62,129)
Accounts payable	27,923	55,464
Accruals for incentive compensation	44,151	(22,357)
Other current payables and accrued expenses	57,341	5,488
Other assets	14,709	(66,650)
Other liabilities	(27,340)	(7,860)
Net cash provided by operating activities	714,098	698,965
Cash flows from investing activities:
Cash paid for acquisitions, net of cash received	—	(49,065)
Additions to property, plant and equipment	(191,794)	(235,978)
Additions to intangible assets	—	(6,070)
Proceeds from disposal of assets	17,189	42,112
Maturity of net investment hedges	(14,597)	—
Proceeds from life insurance contracts	1,739	1,890
Proceeds from unwinding of cross currency swap derivative instruments	—	25,900
Contingent consideration paid	—	(4,655)
Net cash used in investing activities	(187,463)	(225,866)
Cash flows from financing activities:
Cash dividends paid to shareholders	(322,584)	(313,510)
Decrease in revolving credit facility and short term borrowing	(429)	(1,021)
Deferred financing costs	(3,205)	—
Repayments of debt	(347,001)	(155,261)
Purchases of redeemable noncontrolling interest	(21,566)	—
Proceeds from issuance of long-term debt	200,000	—
Contingent consideration paid	(8,684)	(24,478)
Employee withholding taxes paid	(8,101)	(10,787)
Net cash (used in) provided by financing activities	(511,570)	(505,057)
Effect of exchange rates changes on cash, cash equivalents and restricted cash	20,862	7,381
Net change in cash, cash equivalents and restricted cash	35,927	(24,577)
Cash, cash equivalents and restricted cash at beginning of year	623,945	648,522
Cash, cash equivalents and restricted cash at end of period	$659,872	$623,945
The following table reconciles cash, cash equivalents and restricted cash between the Company's statement of cash flows for the periods ended December 31, 2020 and December 31, 2019 to the amounts reported in the Company's balance sheet:

	December 31, 2020	December 31, 2019	December 31, 2018
Current assets
Cash and cash equivalents	$649,541	$606,823	$634,897
Restricted cash	7,295	17,122	13,625
Noncurrent assets
Restricted cash included in Other assets	3,036	—	—
Cash, cash equivalents and restricted cash	$659,872	$623,945	$648,522

International Flavors & Fragrances Inc.
Business Unit Performance
(Amounts in thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net Sales
Taste	$765,897	$801,971	$3,109,781	$3,200,520
Scent	504,176	481,798	1,974,458	1,939,564
Consolidated	$1,270,073	$1,283,769	$5,084,239	$5,140,084

Segment Profit
Taste	$90,164	$98,942	$436,387	$482,394
Scent	80,125	77,383	357,281	349,445
Global Expenses	(14,432)	(2,790)	(63,982)	(38,759)
Operational Improvement Initiatives	—	(615)	—	(2,267)
Frutarom Integration Related Costs	(1,033)	(18,335)	(9,849)	(55,160)
Restructuring and Other Charges, net	(8,996)	(7,350)	(17,295)	(29,765)
(Losses) gains on Sale of Assets	(2,216)	(1,231)	(3,784)	(2,367)
Employee Separation Costs	(2,813)	—	(2,813)	—
FDA Mandated Product Recall	—	—	—	(250)
Frutarom Acquisition Related Costs	(83)	(758)	(1,465)	(5,940)
Compliance Review & Legal Defense Costs	(1,654)	(7,691)	(3,278)	(11,314)
N&B Transaction Related Costs	(3,728)	(20,747)	(28,100)	(20,747)
N&B Integration Related Costs	(34,731)	—	(96,618)	—
Operating profit	100,603	116,808	566,484	665,270
Interest Expense	(32,756)	(35,559)	(131,802)	(138,221)
Other income, net	11,451	15,278	6,689	30,403
Income before taxes	$79,298	$96,527	$441,371	$557,452

Operating Margin
Taste	12%	12%	14%	15%
Scent	16%	16%	18%	18%
Consolidated	8%	9%	11%	13%

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
Foreign Exchange Impact
(Unaudited)

Q4 Taste		Sales	Segment Profit
% Change - Reported		(4)%	(9)%
Currency Impact		(1)%	(1)%
% Change - Currency Neutral		(5)%	(10)%

Q4 Scent		Sales	Segment Profit
% Change - Reported		5%	4%
Currency Impact		(2)%	(4)%
% Change - Currency Neutral		3%	0%

Q4 Consolidated	Sales	Adjusted Operating Profit ex. Amortization	EPS ex. Amortization
% Change - Adjusted (Non-GAAP)	(1)%	(9)%	(10)%
Currency Impact	(1)%	(1)%	(1)%
% Change - Currency Neutral	(2)%	(10)%	(11)%

YTD Taste		Sales	Segment Profit
% Change - Reported		(3)%	(10)%
Currency Impact		1%	2%
% Change - Currency Neutral		(2)%	(8)%

YTD Scent		Sales	Segment Profit
% Change - Reported		2%	2%
Currency Impact		1%	1%
% Change - Currency Neutral		3%	3%

YTD Consolidated	Sales	Adjusted Operating Profit ex. Amortization	EPS ex. Amortization
% Change - Adjusted (Non-GAAP)	(1)%	(6)%	(8)%
Currency Impact	1%	1%	3%
% Change - Currency Neutral	0%	(5)%	(5)%

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)

The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Gross Profit
	Fourth Quarter
(DOLLARS IN THOUSANDS)	2020	2019
Reported (GAAP)	$513,730	$502,162
Operational Improvement Initiatives (a)	—	616
Frutarom Integration Related Costs (b)	89	222
Adjusted (Non-GAAP)	$513,819	$503,000

Reconciliation of Selling and Administrative Expenses
	Fourth Quarter
(DOLLARS IN THOUSANDS)	2020	2019
Reported (GAAP)	$254,192	$242,004
Frutarom Integration Related Costs (b)	(765)	(17,834)
Employee Separation Costs (d)	(2,813)	—
Frutarom Acquisition Related Costs (f)	(83)	(756)
Compliance Review & Legal Defense Costs (g)	(1,654)	(7,691)
N&B Transaction Related Costs (h)	(3,728)	(20,747)
N&B Integration Related Costs (i)	(34,731)	—
Adjusted (Non-GAAP)	$210,418	$194,976

Reconciliation of Operating Profit
	Fourth Quarter
(DOLLARS IN THOUSANDS)	2020	2019
Reported (GAAP)	$100,603	$116,808
Operational Improvement Initiatives (a)	—	615
Frutarom Integration Related Costs (b)	1,033	18,335
Restructuring and Other Charges, net (c)	8,996	7,350
Losses (Gains) on Sale of Assets	2,216	1,231
Employee Separation Costs (d)	2,813	—
Frutarom Acquisition Related Costs (f)	83	758
Compliance Review & Legal Defense Costs (g)	1,654	7,691
N&B Transaction Related Costs (h)	3,728	20,747
N&B Integration Related Costs (i)	34,731	—
Adjusted (Non-GAAP)	$155,857	$173,535

Reconciliation of Adjusted (Non-GAAP) Operating Profit Margin ex. Amortization
(DOLLARS IN THOUSANDS)	Fourth Quarter
Numerator	2020	2019
Adjusted (Non-GAAP) Operating Profit	$155,857	$173,535
Amortization of Acquisition related Intangible Assets	47,685	49,132
Adjusted (Non-GAAP) Operating Profit ex. Amortization	203,542	222,667

Denominator
Sales	1,270,073	1,283,769
Adjusted (Non-GAAP) Operating Profit Margin ex. Amortization	16.0%	17.3%

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Amounts in thousands)
(Unaudited)

The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Net Income and EPS
	Fourth Quarter
	2020				2019
(DOLLARS IN THOUSANDS)	Income before taxes	Taxes on income (k)	Net Income Attributable to IFF (l)	Diluted EPS (m)	Income before taxes	Taxes on income (k)	Net Income Attributable to IFF (l)	Diluted EPS (m)
Reported (GAAP)	$79,298	$12,734	$67,589	$0.57	$96,527	$16,150	$83,543	$0.70
Operational Improvement Initiatives (a)	—	—	—	—	615	49	566	—
Frutarom Integration Related Costs (b)	1,033	(500)	1,533	0.01	18,335	4,191	14,144	0.12
Restructuring and Other Charges, net (c)	8,996	2,069	6,927	0.06	7,350	1,403	5,947	0.05
Losses (Gains) on Sale of Assets	2,216	414	1,802	0.02	1,231	282	949	0.01
Employee Separation Costs (d)	2,813	302	2,511	0.02	—	—	—	—
Pension Settlement (e)	4,441	844	3,597	0.03	—	—	—	—
Frutarom Acquisition Related Costs (f)	83	1,608	(1,525)	(0.01)	758	122	636	0.01
Compliance Review & Legal Defense Costs (g)	1,654	378	1,276	0.01	7,691	1,695	5,996	0.05
N&B Transaction Related Costs (h)	3,728	675	3,053	0.03	20,747	2,354	18,393	0.16
N&B Integration Related Costs (i)	34,731	8,440	26,291	0.23	—	—	—	—
Redemption value adjustment to EPS (j)	—	—	—	0.03	—	—	—	0.04
Adjusted (Non-GAAP)	$138,993	$26,964	$113,054	$0.99	$153,254	$26,246	$130,174	$1.15

Reconciliation of Adjusted (Non-GAAP) EPS ex. Amortization
	Fourth Quarter
(DOLLARS AND SHARE AMOUNTS IN THOUSANDS)	2020	2019
Numerator
Adjusted (Non-GAAP) Net Income	$113,054	$130,174
Amortization of Acquisition related Intangible Assets	47,685	49,132
Tax impact on Amortization of Acquisition related Intangible Assets (k)	10,884	13,805
Amortization of Acquisition related Intangible Assets, net of tax	36,801	35,327
Adjusted (Non-GAAP) Net Income ex. Amortization	149,855	165,501

Denominator
Weighted average shares assuming dilution (diluted)	113,630	113,472
Adjusted (Non-GAAP) EPS ex. Amortization	$1.32	$1.46

(a)	Represents accelerated depreciation related to plant relocations in India and China.
(b)	Represents costs related to the integration of the Frutarom acquisition. For 2020, costs primarily related to advisory services, retention bonuses and performance stock awards. For 2019, costs principally related to advisory services.
(c)	For 2020, represents costs primarily related to the Frutarom Integration Initiative. For 2019, represents costs primarily related to the Frutarom Integration Initiative and the 2019 Severance Program.
(d)	Represents costs related to severance liabilities for two executives who have announced their retirement.
(e)	Represents pension settlement charges incurred in one of the Company's UK pension plans.
(f)	Represents transaction-related costs and expenses related to the acquisition of Frutarom. For 2020, amount primarily includes earn-out payments, net of adjustments, and transaction costs principally related to the 2019 Acquisition Activity. For 2019, amount primarily includes compensation associated with Frutarom options that had not vested at the time that the Frutarom acquisition closed.
(g)	Costs related to reviewing the nature of inappropriate payments and review of compliance in certain other countries. In addition, includes legal costs for related shareholder lawsuits.
(h)	Represents transaction costs and expenses related to the transaction with N&B, principally related to legal and professional fees for capital raising activities.
(i)	Represents costs primarily related to advisory services for the integration of the transaction with N&B, principally consulting fees.
(j)	Represents the adjustment to EPS related to the excess of the redemption value of certain redeemable noncontrolling interests over their existing carrying value.
(k)	The income tax expense (benefit) on non-GAAP adjustments is computed in accordance with ASC 740 using the same methodology as the GAAP provision of income taxes. Income tax effects of non-GAAP adjustments are calculated based on the applicable statutory tax rate for each jurisdiction in which such charges were incurred, except for those items which are non-taxable for which the tax expense (benefit) was calculated at 0%. Where non-GAAP adjustments are subject to foreign tax credits or valuation allowances, such factors are taken into consideration in calculating the tax expense (benefit). For amortization, the tax benefit has been calculated based on the statutory rate on a country by country basis.
(l)	For 2020 and 2019, net income is increased by an adjustment to income attributable to noncontrolling interest of $1.0M and $3.2M, respectively.
(m)	The sum of these items does not foot due to rounding.

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)

The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Gross Profit
	Year Ended December 31,
(DOLLARS IN THOUSANDS)	2020	2019
Reported (GAAP)	$2,085,866	$2,112,748
Operational Improvement Initiatives (a)	—	2,267
Frutarom Integration Related Costs (c)	437	730
FDA Mandated Product Recall (f)	—	250
Frutarom Acquisition Related Costs (h)	759	4,247
Adjusted (Non-GAAP)	$2,087,062	$2,120,242

Reconciliation of Selling and Administrative Expenses
	Year Ended December 31,
(DOLLARS IN THOUSANDS)	2020	2019
Reported (GAAP)	$948,833	$876,121
Frutarom Integration Related Costs (c)	(8,640)	(53,481)
Employee Separation Costs (e)	(2,813)	—
Frutarom Acquisition Related Costs (h)	(706)	(1,693)
Compliance Review & Legal Defense Costs (i)	(3,278)	(11,314)
N&B Transaction Related Costs (j)	(28,100)	(20,747)
N&B Integration Related Costs (k)	(96,618)	—
Adjusted (Non-GAAP)	$808,678	$788,886

Reconciliation of Operating Profit
	Year Ended December 31,
(DOLLARS IN THOUSANDS)	2020	2019
Reported (GAAP)	$566,484	$665,270
Operational Improvement Initiatives (a)	—	2,267
Frutarom Integration Related Costs (c)	9,849	55,160
Restructuring and Other Charges, net (d)	17,295	29,765
Losses (Gains) on Sale of Assets	3,784	2,367
Employee Separation Costs (e)	2,813	—
FDA Mandated Product Recall (f)	—	250
Frutarom Acquisition Related Costs (h)	1,465	5,940
Compliance Review & Legal Defense Costs (i)	3,278	11,314
N&B Transaction Related Costs (j)	28,100	20,747
N&B Integration Related Costs (k)	96,618	—
Adjusted (Non-GAAP)	$729,686	$793,080

Reconciliation of Adjusted (Non-GAAP) Operating Profit Margin ex. Amortization
(DOLLARS IN THOUSANDS)	Year Ended December 31,
Numerator	2020	2019
Adjusted (Non-GAAP) Operating Profit	$729,686	$793,080
Amortization of Acquisition related Intangible Assets	192,607	193,097
Adjusted (Non-GAAP) Operating Profit ex. Amortization	922,293	986,177

Denominator
Sales	5,084,239	5,140,084
Adjusted (Non-GAAP) Operating Profit Margin ex. Amortization	18.1%	19.2%

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Amounts in thousands)
(Unaudited)

The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Net Income and EPS
	Year Ended December 31,
	2020				2019
(DOLLARS IN THOUSANDS)	Income before taxes	Taxes on income (m)	Net Income Attributable to IFF (n)	Diluted EPS (o)	Income before taxes	Taxes on income (m)	Net Income Attributable to IFF (n)	Diluted EPS (o)
Reported (GAAP)	$441,371	$73,999	$363,228	$3.21	$557,452	$97,184	$455,873	$4.00
Operational Improvement Initiatives (a)	—	—	—	—	2,267	610	1,657	0.01
Acquisition Related Costs (b)	—	—	—	—	(3,371)	—	(3,371)	(0.03)
Frutarom Integration Related Costs (c)	9,849	1,459	8,390	0.07	55,160	12,461	42,699	0.38
Restructuring and Other Charges, net (d)	17,295	3,991	13,304	0.12	29,765	6,797	22,968	0.20
Losses (Gains) on Sale of Assets	3,784	770	3,014	0.03	2,367	572	1,795	0.02
Employee Separation Costs (e)	2,813	302	2,511	0.02	—	—	—	—
FDA Mandated Product Recall (f)	—	—	—	—	250	57	193	—
Pension Settlement (g)	4,441	844	3,597	0.03	—	—	—	—
Frutarom Acquisition Related Costs (h)	1,465	448	1,017	0.01	5,940	794	5,146	0.05
Compliance Review & Legal Defense Costs (i)	3,278	736	2,542	0.02	11,314	2,522	8,792	0.08
N&B Transaction Related Costs (j)	28,100	1,579	26,521	0.23	20,747	2,354	18,393	0.16
N&B Integration Related Costs (k)	96,618	22,695	73,923	0.65	—	—	—	—
Redemption value adjustment to EPS (l)	—	—	—	(0.02)	—	—	—	0.02
Adjusted (Non-GAAP)	$609,014	$106,823	$498,047	$4.38	$681,891	$123,351	$554,145	$4.88

Reconciliation of Adjusted (Non-GAAP) EPS ex. Amortization
	Year Ended December 31,
(DOLLARS AND SHARE AMOUNTS IN THOUSANDS)	2020	2019
Numerator
Adjusted (Non-GAAP) Net Income	$498,047	$554,145
Amortization of Acquisition related Intangible Assets	192,607	193,097
Tax impact on Amortization of Acquisition related Intangible Assets (m)	41,519	47,589
Amortization of Acquisition related Intangible Assets, net of tax	151,088	145,508
Adjusted (Non-GAAP) Net Income ex. Amortization	649,135	699,653

Denominator
Weighted average shares assuming dilution (diluted)	113,630	113,307
Adjusted (Non-GAAP) EPS ex. Amortization	$5.70	$6.17

(a)	Represents accelerated depreciation related to plant relocations in India and China.
(b)	Represents adjustments to the fair value for an equity method investment in Canada which we began consolidating in the second quarter of 2019.
(c)	Represents costs related to the integration of the Frutarom acquisition. For 2020, costs primarily related to advisory services, retention bonuses and performance stock awards. For 2019, costs principally related to advisory services.
(d)	For 2020, represents costs primarily related to the Frutarom Integration Initiative. For 2019, represents costs primarily related to the Frutarom Integration Initiative and the 2019 Severance Program.
(e)	Represents costs related to severance liabilities for two executives who have announced their retirement.
(f)	Represents additional claims that management paid to co-packers.
(g)	Represents pension settlement charges incurred in one of the Company's UK pension plans.
(h)	Represents transaction-related costs and expenses related to the acquisition of Frutarom. For 2020, amount primarily includes earn-out payments, net of adjustments, amortization for inventory "step-up" costs and transaction costs principally related to the 2019 Acquisition Activity. For 2019, amount primarily includes amortization for inventory "step-up" costs and transaction costs.
(i)	Costs related to reviewing the nature of inappropriate payments and review of compliance in certain other countries. In addition, includes legal costs for related shareholder lawsuits.
(j)	Represents transaction costs and expenses related to the transaction with N&B, principally related to legal and professional fees for capital raising activities.
(k)	Represents costs primarily related to advisory services for the integration of the transaction with N&B, principally consulting fees.
(l)	Represents the adjustment to EPS related to the excess of the redemption value of certain redeemable noncontrolling interests over their existing carrying value.
(m)	The income tax expense (benefit) on non-GAAP adjustments is computed in accordance with ASC 740 using the same methodology as the GAAP provision of income taxes. Income tax effects of non-GAAP adjustments are calculated based on the applicable statutory tax rate for each jurisdiction in which such charges were incurred, except for those items which are non-taxable for which the tax expense (benefit) was calculated at 0%. Where non-GAAP adjustments are subject to foreign tax credits or valuation allowances, such factors are taken into consideration in calculating the tax expense (benefit). For amortization, the tax benefit has been calculated based on the statutory rate on a country by country basis.
(n)	For 2020 and 2019, net income is reduced by income attributable to noncontrolling interest of $4.1M and $4.4M, respectively.
(o)	The sum of these items does not foot due to rounding.